EXHIBIT 10.L

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

In consideration of the employment of the undersigned employee ("Executive") by Johnson Controls, Inc., or its affiliated companies ("Company"), it is agreed between Executive and Company as follows in lieu of any other agreements or commitments relating to such employment, whether written or oral and whether past or present, unless expressly included or incorporated herein:

  1. DUTIES. The Company agrees to employ Executive as a manager with duties and responsibilities which the Company acting either through its Board of Directors or its Chief Executive Officer, in its sole discretion believes are appropriate to Executive's skills, training and experience. Executive agrees to perform such assigned duties by devoting full time, due care, loyalty and best efforts thereto and complying with all applicable laws and the requirements of the Company's policies and procedures on employee conduct.
  2. TERM. This Agreement shall run continuously until superseded as provided in Sec. 6, replaced or amended as provided in Sec. 5, terminated as provided in Sec. 4 or until Executive reaches the age of 65 [unless prohibited by law], whichever occurs first.
  3. COMPENSATION. Executive shall be paid the base salary, bonuses and benefits set forth in Exhibit A. The salary and bonuses will be reviewed and adjusted periodically in accordance with the Company's policies then in existence. Such policies and all benefit plans may be amended from time to time by the Company as it deems appropriate.
  4. TERMINATION. Executive's employment with the Company may be terminated only as follows and Executive's sole right to receive any termination compensation or benefits of any kind shall be as set forth below:

  a. DEATH. If Executive dies during the term of this Agreement, this Agreement shall terminate and the Company shall be obligated to make payments of six (6) months of Executive's base salary to the beneficiaries set out in Exhibit A or to his estate if no beneficiaries have been designated. However, all benefit plans or bonuses in effect upon Executive's death shall operate in accordance with their terms covering death of the Executive or terminate immediately if silent.

  b. DISABILITY. If Executive becomes disabled during the term hereof, Executive's sole remedy shall be to the Company's Short and Long Term Disability Policies in effect at that time and Executive's "disability" shall be determined in accordance with such plan provisions. All other bonuses and benefits in effect at that time shall operate in accordance with their provisions relating to disability or terminate if there is no such provision.

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

  c. BY EMPLOYEE. Executive may terminate this Agreement at any time for any reason. All compensation, bonuses and benefits in effect at that time shall cease as of the date of termination or in accordance with their provisions dealing with voluntary resignation.

  d. FOR CAUSE. The Company may terminate Executive for theft, dishonesty, fraudulent misconduct, violation of Section 7 or 8 of this Agreement, gross dereliction of duty, grave misconduct injurious to the Company or serious violation of the law or the Company's policies and procedures on employee conduct. In the event the Company terminates Executive for cause hereunder, the Executive shall not be due any compensation, bonuses or benefits after the Termination Date unless earned in full prior to such date in accordance with the applicable provisions of the plan or plans. The Company, if allowed by law, may set off losses, fines or damages the Executive has caused it as a result of such misconduct.

  e. WITHOUT CAUSE. The Company, acting through its Board of Directors or through its Chief Executive Officer, may terminate Executive for any reason other than as set out in Sec. 4. a. - d. In such an event, Executive shall receive a severance allowance under the Company's severance policy in effect at that time; however, in no event shall such benefits be less than Executive's base salary for one (1) year or twice the severance payments provided under the then current severance policy, whichever is greater. Executive shall also receive any bonus or benefits in effect at that time under plan provisions for terminations without cause or none if such plans are silent.

5. AMENDMENT. The Company may at any time in its discretion amend, modify or replace this Agreement; however, such changes shall not reduce the benefits provided Executive for termination without cause under Sec. 4. e.

6. CHANGE OF CONTROL. In the event there is a "change of control" in the Company, as such term is defined in the Agreement attached as Exhibit B, then the Agreement set forth in Exhibit B shall supersede and replace this Agreement in all respects.

7. NONCOMPETITION. Executive agrees that, except in event of a material breach of this Agreement by the Company, for a period of one year after the termination of active employment hereunder, he shall not, except as permitted by the Company's prior written consent, engage in, be employed by, or in any way advise or act for, or have any financial interest in any business which is a competitor of the Company. The ownership of minority and noncontrolling shares of any corporation whose shares are listed on a recognized stock exchange or trade in over-the-counter market even though such corporation may be a competitor of the Company as specified above, shall not be deemed as constituting a financial interest in such competitor. This covenant shall survive the termination of this Agreement.

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive, except as may otherwise be required by law or legal process, shall not communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. This covenant shall survive the termination of this Agreement.

9. MANDATORY ARBITRATION. As a condition of his employment with the Company, and in consideration for that employment, Executive agrees that if he has any legal disputes with the Company concerning his employment or termination of employment those disputes will be brought and resolved exclusively through binding arbitration. For example, any claims by the Executive that he has been demoted, denied promotion, or discharged because of age discrimination, race discrimination, or unlawful retaliation will be resolved through binding arbitration. Arbitrations involving employment issues under this provision will be conducted pursuant to the terms and conditions of the Company's Employment Dispute Resolution Program (copy attached), except that use of arbitration under the Program to resolve employment disputes will be mandatory rather than voluntary. Arbitrations under this agreement will be conducted pursuant to the procedural rules established for resolving employment disputes by the American Arbitration Association (copy available). By signing this Agreement, Executive releases and waives any right he has to resolve employment disputes (including claims of unlawful discharge) through filing a lawsuit in court, and agrees instead that the disputes will be resolved exclusively though binding arbitration. Because Executive is giving up the legal right to file a lawsuit against the Company involving any and all legal disputes arising from his employment or termination of employment, the Company encourages him to consult with an attorney prior to signing this Agreement. Executive understands that he has twenty-one days to consider whether to sign this agreement. If he signs it, for a period of seven days following the signing he may revoke the agreement. In order to make the revocation effective, he must deliver a signed revocation to the Company within the seven-day revocation period.

10. MISCELLANEOUS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and at the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(e) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

To the address appearing immediately below Executive's signature.

If to the Company:

Johnson Controls, Inc.
5757 North Green Bay Avenue
Milwaukee, WI 53209
Attention: General Counsel

  or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(g) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year written below.

Dated:

Executive:

Address:

JOHNSON CONTROLS, INC.

By:_______________________________
J. H. Keyes, Chairman & CEO

Date:

JOHNSON CONTROLS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

EXHIBIT A

Executive:

Base Salary:

Benefits:	Executive is currently provided the following benefits by Johnson Controls, Inc., in addition to those benefits provided all salary employees.

Beneficiaries:	The following beneficiaries will receive death benefits provided under the above benefits unless beneficiaries have been designated under a specific Benefit plan by the Executive.

Name:_______________________________________	Relationship____________________________________
Name:_______________________________________	Relationship____________________________________
Name:_______________________________________	Relationship____________________________________
Name:_______________________________________	Relationship____________________________________